                     Tokheim Corporation and Subsidiaries
                       Exhibit (11) - Earnings Per Share
  For the three month periods ended February 29, 2000 and February 28, 1999.


Basic earnings per share ("EPS") is calculated based on earnings (loss) available to common shareholders and the weighted average number of common stock shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock equivalents such as stock issued pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

The following table presents information necessary to calculate EPS for the three month periods ended February 29, 2000 and February 28, 1999.

                                                             Basic                        Basic
                                                  ----------------------------    ------------------------
                                                       Three Months Ended            Nine Months Ended
                                                  ----------------------------    ------------------------
                                                  February 29,    February 28,    August 31,    August 31,
                                                     2000            1999           1999          1998
                                                  ------------    ------------    ----------    ----------
Shares outstanding (in thousands):
  Weighted average outstanding...................     12,669          12,662         12,667        10,925
                                                    ========        ========       ========      ========

Net earnings (loss):
  Before extraordinary item......................   $(20,551)       $(14,178)      $(24,624)     $   (249)
  Extraordinary loss on debt extinguishment......         --          (6,249)        (6,249)       (4,965)
                                                    --------        --------       --------      --------
  Net earnings (loss)............................    (20,551)        (20,427)       (30,873)       (5,214)
  Preferred stock dividends......................       (388)           (374)        (1,124)       (1,113)
                                                    --------        --------       --------      --------
  Earnings (loss) applicable to common stock.....   $(20,939)       $(20,801)      $(31,997)     $ (6,327)
                                                    ========        ========       ========      ========

Net earnings (loss) per common share:
  Before extraordinary item......................   $  (1.65)       $  (1.15)      $  (2.03)     $  (0.12)
  Extraordinary loss on debt extinguishment......         --           (0.49)         (0.49)        (0.45)
                                                    --------        --------       --------      --------
  Net earnings (loss)............................   $  (1.65)       $  (1.64)      $  (2.52)     $  (0.57)
                                                    ========        ========       ========      ========

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as basic since the effect of the common stock equivalents would be antidilutive.

                                                            Diluted                       Diluted
                                                  ----------------------------    ------------------------
                                                       Three Months Ended            Nine Months Ended
                                                  ----------------------------    ------------------------
                                                  February 29,    February 28,    August 31,    August 31,
                                                     2000            1999           1999          1998
                                                  ------------    ------------    ----------    ----------
Shares outstanding (in thousands):
  Weighted average outstanding...................     12,669          12,662         12,667        10,925
  Share equivalents..............................      2,520           2,549            403           254
  Weighted conversion of preferred stock.........        794             771            794           763
                                                    --------        --------       --------      --------
  Adjusted outstanding...........................     15,983          15,982         13,864        11,942
                                                    ========        ========       ========      ========

Net earnings (loss):
  Before extraordinary item......................   $(20,551)       $(14,178)      $(24,624)     $   (249)
  Extraordinary loss on debt extinguishment......         --          (6,249)        (6,249)       (4,965)
                                                    --------        --------       --------      --------
  Net earnings (loss)............................    (20,551)        (20,427)       (30,873)       (5,214)
  Incremental RSP expense........................       (388)           (374)        (1,124)       (1,113)
                                                    --------        --------       --------      --------
  Earnings (loss) applicable to common stock.....   $(20,939)       $(20,801)      $(31,997)     $ (6,327)
                                                    ========        ========       ========      ========

Net earnings (loss) per common share:
  Before extraordinary item......................   $  (1.31)       $  (0.91)      $  (1.86)     $  (0.11)
  Extraordinary loss on debt extinguishment......         --           (0.39)         (0.45)        (0.42)
                                                    --------        --------       --------      --------
  Net earnings (loss)............................   $  (1.31)       $  (1.30)      $  (2.31)     $  (0.53)
                                                    ========        ========       ========      ========